EXHIBIT 99.1

Home BancShares, Inc. Announces 22.2% Increase in 2015 Earnings

CONWAY, Ark., Jan. 21, 2016 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced net income for the year ended December 31, 2015 of $138.2 million compared to $113.1 million for the year ended 2014 for a 22.2% increase.  Diluted earnings per share for the year ended 2015 was $2.02 per share compared to $1.70 per share for 2014. Excluding the $4.8 million of 2015 merger expenses associated with the 2015 acquisitions, diluted earnings per share for the year ended 2015 was $2.06 per share.

For the fourth quarter of 2015, the Company recorded a 25.1% increase in quarterly profit to $37.4 million, for the fourth quarter of 2015 compared to $29.9 million, for the same quarter in 2014.  Excluding the $2.9 million of merger expenses associated with the acquisition of Florida Business BancGroup, Inc. (“FBBI”), diluted earnings per share for the fourth quarter of 2015 was $0.56 per share.  The Company also announced $232.3 million in quarterly organic loan growth during the fourth quarter of 2015 and a core efficiency ratio of 37.86%.

“I am pleased to report the Company’s outstanding quarterly and annual earnings and financial metrics,” said John Allison, Chairman. “This past year, our team was diligent and motivated to reach and, in some cases, exceed our financial goals.  We improved the efficiency ratio to less than 39.99%, executed three acquisition opportunities, and grew organic loans by $881.6 million.  We intend to keep up this momentum in 2016 by continuing to improve the Company's earnings and financial metrics.”

“We are pleased to report the fourth quarter of 2015 as the nineteenth consecutive quarter reporting the most profitable quarter in the Company's history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer. “For the quarter, the Company reported outstanding results for diluted earnings per share excluding merger expenses of $0.56 per share and a core efficiency ratio of 37.86%.”

“During the fourth quarter, we closed the acquisition and completed the systems conversion of FBBI and are now in a position to accelerate the process of improving the Company’s results to maximize shareholder return,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “As a result of our strong capital position, we are well-positioned during the coming year to continue seeking opportunities to enter new markets or expand our reach in our existing footprints while supporting additional loan growth in our legacy organization.”

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions.  During our fourth quarter 2015 impairment testing, no pools were determined to have a material projected credit improvement.  However, during the fourth quarter of 2015 one of our borrowers from the Liberty transaction paid off a $26.1 million credit relationship, which resulted in approximately $650,000 of accretion income to be recognized in the fourth quarter.   As a result, there was a $116,000 increase in recognized accretion yield to $13.2 million during the fourth quarter of 2015 when compared to $13.1 million during the third quarter of 2015.

Net interest income for the fourth quarter of 2015 increased 20.1% to $100.1 million from $83.4 million during the fourth quarter of 2014.  For the fourth quarter of 2015, the effective yield on non-covered loans and covered loans was 5.63% and 29.75%, respectively.  Net interest margin, on a fully taxable equivalent basis, was 4.95% for the quarter just ended.

During the fourth quarter of 2015, the Company recorded a provision for loan loss of $8.9 million compared to $5.4 million in the fourth quarter of 2014.  This expected increase of $3.5 million is primarily a reflection of the organic loan growth generated during 2015.

The Company reported $17.3 million of non-interest income for the fourth quarter of 2015, compared to $10.2 million for the fourth quarter of 2014.  The most important components of the fourth quarter non-interest income were $6.8 million from other service charges and fees, $6.5 million from service charges on deposits accounts, $2.4 million from mortgage lending income, $1.1 million from other income, and $513,000 from insurance commissions offset by the $1.2 million of net amortization on the FDIC indemnification asset.

As a result of the recognized credit improvements in prior years, the Company has been decreasing the base of the indemnification asset to be recognized as FDIC amortization over the weighted average life of the loss-share agreements.  The recognition of this amortization has begun to slow down as the five-year loss-share has expired and only the ten-year loss-share remains.  Consequently, there was a $6.2 million decline of FDIC indemnification amortization from the fourth quarter of 2014 to the fourth quarter of 2015.

Non-interest expense excluding merger expenses for the fourth quarter of 2015 was $46.1 million compared to $39.4 million for the fourth quarter of 2014.  This increase is primarily associated with the establishment of the Centennial Commercial Finance Group (“Centennial CFG”) in New York City during the second quarter of 2015 plus the acquisition of FBBI during the fourth quarter of 2015.  For the fourth quarter of 2015, our core efficiency ratio was 37.86% which is improved from the 40.15% reported for fourth quarter of 2014.

Financial Condition

Total non-covered loans were $6.58 billion at December 31, 2015 compared to $4.82 billion at December 31, 2014.  Total covered loans were $62.2 million at December 31, 2015 compared to $240.2 million at December 31, 2014.  Total deposits were $6.44 billion at December 31, 2015 compared to $5.42 billion at December 31, 2014.  Total assets were $9.29 billion at December 31, 2015 compared to $7.40 billion at December 31, 2014.

Since the third quarter of 2015, non-covered loans increased $679.2 million.  During the fourth quarter of 2015, the five-year loss-share agreements on the commercial real estate and commercial and industrial loans acquired through the FDIC-assisted acquisitions of Wakulla and Gulf State concluded, which concludes all five-year loss-share agreements. As a result, $38.6 million of these loans including their associated discounts previously classified as covered loans have migrated to non-covered loans status.  Including the effect of purchase accounting adjustments, we acquired approximately $408.3 million in loans through the acquisition of FBBI.  As a result, the Company produced approximately $232.3 million of organic non-covered loan growth since September 30, 2015, of which $43.2 million is associated with loan originations in the legacy footprint with the remaining $189.1 million being associated with Centennial CFG.

Non-performing non-covered loans were $60.2 million as of December 31, 2015, of which $28.3 million, $31.8 million and $132,000 were located in Arkansas, Florida and Alabama, respectively.  Non-performing non-covered loans as a percent of total non-covered loans were 0.92% as of December 31, 2015 compared to 0.82% as of December 31, 2014. Non-performing non-covered assets were $78.8 million as of December 31, 2015, of which $40.3 million, $37.5 million and $892,000 were located in Arkansas, Florida and Alabama, respectively.  Non-performing non-covered assets as a percent of total non-covered assets were 0.85% as of December 31, 2015 compared to 0.79% as of December 31, 2014.

The Company’s allowance for loan losses for non-covered loans was $66.6 million at December 31, 2015, or 1.01% of total non-covered loans, compared to $52.5 million, or 1.09% of total non-covered loans, at December 31, 2014.  As of December 31, 2015 and 2014, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 3.07% and 3.88%, respectively.  This decrease is primarily the result of the increase in non-covered loans during 2015 plus projected credit improvement from previous periods on the acquired impaired loans.  As of December 31, 2015 and 2014, the Company’s allowance for loan losses for non-covered loans was 111% and 133% of its total non-performing non-covered loans, respectively.

Stockholders’ equity was $1.20 billion at December 31, 2015 compared to $1.02 billion at December 31, 2014, an increase of $184.5 million.  Book value per common share was $17.11 at December 31, 2015 compared to $15.03 at December 31, 2014.  Tangible book value per common share was $11.41 at December 31, 2015 compared to $9.90 at December 31, 2014 for an annualized increase of 15.3%.

Branches

During the fourth quarter of 2015, the Company acquired six branches through the acquisition of FBBI and has plans to open a deposit-only branch location in New York City during the first quarter of 2016.  In an effort to achieve efficiencies primarily from the acquisitions, the Company closed one Arkansas location and three Florida locations during the fourth quarter of 2015 and has plans to close two Arkansas locations and two Florida locations during the first quarter of 2016.  The Company currently has 79 branches in Arkansas, 61 branches in Florida, 6 branches in Alabama and a loan production office in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 21, 2016.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10077754.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10077754, which will be available until January 28, 2016 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 5, 2015.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and a loan production office in New York City. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2015	2015	2015	2015	2014

ASSETS

Cash and due from banks	$111,258	$120,262	$116,682	$115,448	$105,438
Interest-bearing deposits with other banks	144,565	108,394	87,729	82,123	7,090
Cash and cash equivalents	255,823	228,656	204,411	197,571	112,528
Federal funds sold	1,550	-	-	6,100	250
Investment securities - available-for-sale	1,206,580	1,141,405	1,080,000	1,069,745	1,067,287
Investment securities - held-to-maturity	309,042	324,949	336,993	344,518	356,790
Loans receivable not covered by loss share	6,579,401	5,900,175	5,499,028	4,929,989	4,817,314
Loans receivable covered by FDIC loss share	62,170	105,414	159,891	169,460	240,188
Allowance for loan losses	(69,224)	(63,659)	(60,258)	(56,526)	(55,011)
Loans receivable, net	6,572,347	5,941,930	5,598,661	5,042,923	5,002,491
Bank premises and equipment, net	212,163	205,505	209,425	209,326	206,912
Foreclosed assets held for sale not covered by loss share	18,526	18,204	16,539	17,402	16,951
Foreclosed assets held for sale covered by FDIC loss share	614	2,612	4,472	6,309	7,871
FDIC indemnification asset	9,284	11,290	15,874	19,435	28,409
Cash value of life insurance	85,146	75,281	75,015	74,722	74,444
Accrued interest receivable	29,132	26,977	24,447	23,542	24,075
Deferred tax asset, net	71,565	63,075	62,088	59,594	65,227
Goodwill	377,983	322,728	322,728	322,728	325,423
Core deposit and other intangibles	21,443	18,828	19,816	20,916	20,925
Other assets	117,924	134,113	103,913	99,143	93,689
Total assets	$9,289,122	$8,515,553	$8,074,382	$7,513,974	$7,403,272

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$1,456,624	$1,409,949	$1,406,051	$1,328,689	$1,203,306
Savings and interest-bearing transaction accounts	3,551,684	3,230,722	3,099,522	3,120,803	2,974,850
Time deposits	1,430,201	1,312,343	1,372,463	1,452,733	1,245,815
Total deposits	6,438,509	5,953,014	5,878,036	5,902,225	5,423,971
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	128,389	134,142	150,746	178,615	176,465
FHLB borrowed funds	1,405,945	1,216,152	866,907	277,477	697,957
Accrued interest payable and other liabilities	55,696	60,141	56,166	55,268	28,761
Subordinated debentures	60,826	60,826	60,826	60,826	60,826
Total liabilities	8,089,365	7,424,275	7,012,681	6,474,411	6,387,980

Stockholders' equity
Common stock	701	680	677	676	676
Capital surplus	867,981	782,500	780,731	779,856	781,328
Retained earnings	326,898	299,984	274,409	248,951	226,279
Accumulated other comprehensive income	4,177	8,114	5,884	10,080	7,009
Total stockholders' equity	1,199,757	1,091,278	1,061,701	1,039,563	1,015,292
Total liabilities and stockholders' equity	$9,289,122	$8,515,553	$8,074,382	$7,513,974	$7,403,272

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2015	2015	2015	2015	2014	2015	2014

Interest income
Loans	$97,772	$88,671	$82,360	$75,487	$80,011	$344,290	$306,345
Investment securities
Taxable	5,865	5,157	5,130	5,543	5,168	21,695	19,305
Tax-exempt	2,879	2,789	2,774	2,752	2,843	11,194	10,091
Deposits - other banks	66	32	44	91	24	233	97
Federal funds sold	9	4	3	8	15	24	50

Total interest income	106,591	96,653	90,311	83,881	88,061	377,436	335,888

Interest expense
Interest on deposits	3,357	3,045	3,311	3,258	3,074	12,971	12,796
Federal funds purchased	1	1	1	1	1	4	3
FHLB borrowed funds	2,641	2,030	1,053	1,050	1,108	6,774	4,041
Securities sold under agreements to repurchase	140	146	163	172	181	621	717
Subordinated debentures	351	340	334	329	327	1,354	1,313

Total interest expense	6,490	5,562	4,862	4,810	4,691	21,724	18,870

Net interest income	100,101	91,091	85,449	79,071	83,370	355,712	317,018
Provision for loan losses	8,890	7,106	5,381	3,787	5,370	25,164	22,664

Net interest income after
provision for loan losses	91,211	83,985	80,068	75,284	78,000	330,548	294,354

Non-interest income
Service charges on deposit accounts	6,528	6,250	6,056	5,418	6,143	24,252	24,522
Other service charges and fees	6,827	6,644	6,499	6,216	6,273	26,186	23,914
Trust fees	365	398	1,186	432	313	2,381	1,378
Mortgage lending income	2,404	3,132	2,955	1,932	2,341	10,423	7,556
Insurance commissions	513	548	640	567	977	2,268	4,311
Income from title services	54	28	36	34	60	152	222
Increase in cash value of life insurance	328	268	295	308	319	1,199	1,210
Dividends from FHLB, FRB, Bankers' bank & other	431	433	419	415	405	1,698	1,611
Gain on acquisitions	-	-	-	1,635	-	1,635	-
Gain on sale of SBA loans	390	151	-	-	-	541	183
Gain (loss) on sale of premises & equipment, net	23	(266)	21	8	(97)	(214)	322
Gain (loss) on OREO, net	(507)	(40)	(263)	493	264	(317)	2,191
Gain (loss) on securities, net	-	-	-	4	-	4	-
FDIC indemnification accretion/(amortization), net	(1,239)	(1,994)	(2,202)	(3,956)	(7,439)	(9,391)	(25,752)
Other income	1,139	993	1,385	1,164	652	4,681	3,094

Total non-interest income	17,256	16,545	17,027	14,670	10,211	65,498	44,762

Non-interest expense
Salaries and employee benefits	23,841	22,225	22,056	19,390	19,911	87,512	77,025
Occupancy and equipment	6,700	6,540	6,678	6,049	6,320	25,967	25,031
Data processing expense	2,673	2,619	3,063	2,419	1,842	10,774	7,229
Other operating expenses	15,785	13,209	11,453	12,855	13,076	53,302	52,658

Total non-interest expense	48,999	44,593	43,250	40,713	41,149	177,555	161,943

Income before income taxes	59,468	55,937	53,845	49,241	47,062	218,491	177,173
Income tax expense	22,035	20,196	19,939	18,122	17,136	80,292	64,110
Net income	$37,433	$35,741	$33,906	$31,119	$29,926	$138,199	$113,063

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended

(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2015	2015	2015	2015	2014	2015	2014

PER SHARE DATA

Diluted earnings per common share	$0.54	$0.52	$0.50	$0.46	$0.44	$2.02	$1.70
Diluted earnings per common share excluding merger expenses	0.56	0.53	0.50	0.47	0.46	2.06	1.76
Diluted earnings per common share excluding intangible amortization	0.54	0.53	0.51	0.47	0.46	2.05	1.75
Basic earnings per common share	0.53	0.53	0.50	0.46	0.44	2.02	1.71
Dividends per share - common	0.150	0.150	0.125	0.125	0.100	0.550	0.350
Book value per common share	17.11	16.05	15.67	15.38	15.03	17.11	15.03
Tangible book value per common share	11.41	11.03	10.61	10.30	9.90	11.41	9.90

STOCK INFORMATION

Average common shares outstanding	70,117	67,869	67,632	67,589	67,291	68,308	65,951
Average diluted shares outstanding	70,308	68,081	67,915	67,923	67,653	68,565	66,331
End of period common shares outstanding	70,121	68,000	67,774	67,577	67,571	70,121	67,571

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.62%	1.72%	1.72%	1.67%	1.62%	1.68%	1.63%
Return on average assets excluding intangible amortization	1.72%	1.83%	1.83%	1.79%	1.74%	1.79%	1.75%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.27%	3.24%	3.20%	3.04%	3.13%	3.20%	3.19%
Return on average common equity	12.53%	13.23%	12.98%	12.33%	11.96%	12.77%	12.34%
Return on average tangible common equity excluding intangible amortization	19.07%	19.76%	19.68%	18.99%	18.72%	19.37%	19.80%
Efficiency ratio	40.32%	39.79%	40.39%	41.41%	41.87%	40.44%	42.67%
Core efficiency ratio	37.86%	39.30%	40.30%	40.84%	40.15%	39.48%	41.23%
Net interest margin - FTE	4.95%	5.03%	5.00%	4.94%	5.26%	4.98%	5.37%
Fully taxable equivalent adjustment	$2,025	$1,951	$1,879	$1,855	$1,911	$7,710	$6,854
Total revenue	123,847	113,198	107,338	98,551	98,272	442,934	380,650

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$37,433	$35,741	$33,906	$31,119	$29,926	$138,199	$113,063
Intangible amortization after-tax	524	600	669	686	707	2,479	2,814
Earnings excluding intangible amortization	$37,957	$36,341	$34,575	$31,805	$30,633	$140,678	$115,877

GAAP diluted earnings per share	$0.54	$0.52	$0.50	$0.46	$0.44	$2.02	$1.70
Intangible amortization after-tax	-	0.01	0.01	0.01	0.02	0.03	0.05
Diluted earnings per share excluding intangible amortization	$0.54	$0.53	$0.51	$0.47	$0.46	$2.05	$1.75

OTHER OPERATING EXPENSES

Advertising	$644	$906	$657	$779	$792	$2,986	$2,568
Merger and acquisition expenses	2,909	474	-	1,417	1,711	4,800	6,438
Amortization of intangibles	862	988	1,100	1,129	1,163	4,079	4,630
Electronic banking expense	1,283	1,352	1,299	1,232	1,351	5,166	5,308
Directors' fees	262	233	281	295	243	1,071	912
Due from bank service charges	304	291	286	215	199	1,096	803
FDIC and state assessment	1,443	1,276	1,172	1,396	1,144	5,287	4,288
Insurance	642	617	617	666	685	2,542	2,538
Legal and accounting	537	338	706	447	666	2,028	2,012
Other professional fees	1,231	947	560	488	394	3,226	2,200
Operating supplies	473	464	509	434	473	1,880	1,928
Postage	299	293	295	309	329	1,196	1,331
Telephone	499	444	470	504	503	1,917	1,968
Other expense	4,397	4,586	3,501	3,544	3,423	16,028	15,734

Total other operating expenses	$15,785	$13,209	$11,453	$12,855	$13,076	$53,302	$52,658

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2015	2015	2015	2015	2014

BALANCE SHEET RATIOS

Total loans to total deposits	103.15%	100.88%	96.27%	86.40%	93.24%
Common equity to assets	12.9%	12.8%	13.1%	13.8%	13.7%
Tangible common equity to tangible assets	9.0%	9.2%	9.3%	9.7%	9.5%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$60,581	$55,877	$52,731	$52,471	$50,695
Loans charged off	4,316	3,966	3,339	3,150	3,811
Recoveries of loans previously charged off	1,188	535	1,184	541	1,121
Net loans (recovered)/charged off	3,128	3,431	2,155	2,609	2,690
Provision for loan losses	8,890	7,106	5,301	2,869	4,466
Reclass of provision for loan losses attributable to FDIC loss share agreements	293	1,029	-	-	-
Balance, end of period	$66,636	$60,581	$55,877	$52,731	$52,471

Discount for credit losses on non-covered loans acquired	139,498	134,131	131,746	134,699	139,720
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.19%	0.24%	0.16%	0.22%	0.23%
Allowance for loan losses for non-covered loans to total non-covered loans	1.01%	1.03%	1.02%	1.07%	1.09%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	3.07%	3.23%	3.33%	3.70%	3.88%

Covered
Balance, beginning of period	$3,078	$4,381	$3,795	$2,540	$2,149
Loans charged off	158	251	-	772	858
Recoveries of loans previously charged off	(39)	(318)	186	265	345
Net loans charged off/(recovered)	197	569	(186)	507	513
Provision for loan losses forecasted outside of loss share	-	295	-	(295)	904
Provision for loan losses before benefit attributable to FDIC loss share agreements	-	-	400	2,057	-
Benefit attributable to FDIC loss share agreements	-	(295)	(320)	(844)	-
Net provision for loan losses	-	-	80	918	904
Reclass of provision for loan losses attributable to FDIC loss share agreements	(293)	(1,029)	-	-	-
Increase (decrease) in FDIC indemnification asset	-	295	320	844	-
Balance, end of period	$2,588	$3,078	$4,381	$3,795	$2,540

Total allowance for loan losses	$69,224	$63,659	$60,258	$56,526	$55,011

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$36,374	$37,405	$29,033	$25,354	$24,691
Non-covered loans past due 90 days or more	23,845	11,390	10,847	12,160	14,871
Total non-performing non-covered loans	60,219	48,795	39,880	37,514	39,562
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	18,526	18,204	16,539	17,402	16,951
Other non-performing non-covered assets	38	14	12	-	-
Total other non-performing non-covered assets	18,564	18,218	16,551	17,402	16,951
Total non-performing non-covered assets	$78,783	$67,013	$56,431	$54,916	$56,513

Allowance for loan losses for non-covered loans to non-performing non-covered loans	110.66%	124.15%	140.11%	140.56%	132.63%
Non-performing non-covered loans to total non-covered loans	0.92%	0.83%	0.73%	0.76%	0.82%
Non-performing non-covered assets to total non-covered assets	0.85%	0.80%	0.71%	0.75%	0.79%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2015	2015	2015	2015	2014

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$2,968,147	$2,655,882	$2,477,688	$2,042,781	$1,987,890
Construction/land development	943,095	805,003	796,589	733,564	700,139
Agricultural	75,027	75,233	81,633	82,985	72,211
Residential real estate loans
Residential 1-4 family	1,130,714	1,055,504	997,952	976,719	963,990
Multifamily residential	429,872	392,483	321,593	274,515	250,222
Total real estate	5,546,855	4,984,105	4,675,455	4,110,564	3,974,452
Consumer	52,258	46,677	48,320	51,852	56,720
Commercial and industrial	850,357	749,846	658,501	641,411	670,124
Agricultural	67,109	78,217	72,766	58,317	48,833
Other	62,822	41,330	43,986	67,845	67,185
Loans receivable not covered by loss share	$6,579,401	$5,900,175	$5,499,028	$4,929,989	$4,817,314

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$188	$25,903	$54,777	$58,251	$93,979
Construction/land development	1,692	7,836	24,003	25,495	39,946
Agricultural	-	735	848	875	943
Residential real estate loans
Residential 1-4 family	59,565	66,447	72,002	76,758	87,309
Multifamily residential	384	1,200	1,394	1,421	8,617
Total real estate	61,829	102,121	153,024	162,800	230,794
Consumer	-	10	17	17	16
Commercial and industrial	230	2,682	6,118	5,887	8,651
Agricultural	-	-	-	-	-
Other	111	601	732	756	727
Loans receivable covered by loss share	$62,170	$105,414	$159,891	$169,460	$240,188

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2015			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$118,854	$66	0.22%	$78,783	$32	0.16%
Federal funds sold	12,143	9	0.29%	5,293	4	0.30%
Investment securities - taxable	1,165,060	5,865	2.00%	1,129,453	5,157	1.81%
Investment securities - non-taxable - FTE	346,909	4,705	5.38%	326,069	4,557	5.54%
Loans receivable - FTE	6,535,714	97,971	5.95%	5,800,688	88,854	6.08%
Total interest-earning assets	8,178,680	108,616	5.27%	7,340,286	98,604	5.33%
Non-earning assets	973,962			890,551
Total assets	$9,152,642			$8,230,837

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,522,713	$1,742	0.20%	$3,157,279	$1,514	0.19%
Time deposits	1,449,881	1,615	0.44%	1,320,995	1,531	0.46%
Total interest-bearing deposits	4,972,594	3,357	0.27%	4,478,274	3,045	0.27%
Federal funds purchased	708	1	0.56%	1,250	1	0.32%
Securities sold under agreement to repurchase	135,134	140	0.41%	143,672	146	0.40%
FHLB borrowed funds	1,242,496	2,641	0.84%	1,044,369	2,030	0.77%
Subordinated debentures	60,826	351	2.29%	60,826	340	2.22%
Total interest-bearing liabilities	6,411,758	6,490	0.40%	5,728,391	5,562	0.39%
Non-interest bearing liabilities
Non-interest bearing deposits	1,488,714			1,371,924
Other liabilities	66,531			58,729
Total liabilities	7,967,003			7,159,044
Shareholders' equity	1,185,639			1,071,793
Total liabilities and shareholders' equity	$9,152,642			$8,230,837
Net interest spread			4.87%			4.94%
Net interest income and margin - FTE		$102,126	4.95%		$93,042	5.03%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2015			December 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$108,315	$233	0.22%	$49,794	$97	0.19%
Federal funds sold	9,250	24	0.26%	24,018	50	0.21%
Investment securities - taxable	1,114,829	21,695	1.95%	1,041,322	19,305	1.85%
Investment securities - non-taxable - FTE	332,048	18,309	5.51%	301,051	16,502	5.48%
Loans receivable - FTE	5,732,315	344,885	6.02%	4,613,919	306,788	6.65%
Total interest-earning assets	7,296,757	385,146	5.28%	6,030,104	342,742	5.68%
Non-earning assets	914,225			922,311
Total assets	$8,210,982			$6,952,415

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,218,745	$6,306	0.20%	$2,839,329	$5,279	0.19%
Time deposits	1,381,562	6,665	0.48%	1,373,273	7,517	0.55%
Total interest-bearing deposits	4,600,307	12,971	0.28%	4,212,602	12,796	0.30%
Federal funds purchased	824	4	0.49%	956	3	0.31%
Securities sold under agreement to repurchase	156,513	621	0.40%	151,610	717	0.47%
FHLB borrowed funds	902,852	6,774	0.75%	486,742	4,041	0.83%
Subordinated debentures	60,826	1,354	2.23%	60,826	1,313	2.16%
Total interest-bearing liabilities	5,721,322	21,724	0.38%	4,912,736	18,870	0.38%
Non-interest bearing liabilities
Non-interest bearing deposits	1,358,905			1,101,923
Other liabilities	48,170			21,469
Total liabilities	7,128,397			6,036,128
Shareholders' equity	1,082,585			916,287
Total liabilities and shareholders' equity	$8,210,982			$6,952,415
Net interest spread			4.90%			5.30%
Net interest income and margin - FTE		$363,422	4.98%		$323,872	5.37%

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer &
Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929